                                                            Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A (Amendment No. 6) of our report dated March 9, 2007 relating to the financial statements and financial statement schedules of Validus Holdings, Ltd., which appears in this Registration Statement. We also consent to the reference to us under the heading "Experts" which appears in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Hamilton, Bermuda
July 19, 2007